Exhibit 99.2

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Polaris Income Fund II (A California Limited Partnership) (the Partnership) on Form 10-Q for the period ended March 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the Report), I, Stephen E. Yost, Chief Financial Officer of Polaris Investment Management Corporation, the General Partner of the Partnership, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

         (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Partnership.


POLARIS AIRCRAFT INCOME FUND II,
A California Limited Partnership
(Registrant)
By:    Polaris Investment Management Corporation,
       General Partner


By:    /s/ Stephen E. Yost
       -------------------
       Stephen E. Yost
       Chief Financial Officer
       May 14, 2003